As filed with the Securities and Exchange Commission on December 27, 2012.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1/A

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Morria Biopharmaceuticals PLC

(Exact name of registrant as specified in its charter)

The Laws of England and Wales	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Morria Biopharmaceuticals PLC

53 Davies Street, London

United KingdomW1K 5JH

+44-207-152-6341

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

 Mark S. Cohen, Esq.

Pearl Cohen Zedek Latzer, LLP
1500 Broadway, 12th Floor
New York, New York 10036
(646) 878-0800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth R. Koch, Esq.

Jeffrey P. Schultz, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, NY 10017
(212) 935-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE(1)

Title of each class of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per security		Proposed maximum aggregate offering price		Amount of registration fee(4)
Ordinary Shares, £0.01 par value per share (1)	984,058	$2.00	(3)	$1,968,116	(3)	$268.45

Ordinary Shares underlying April 2012 senior secured convertible notes	892,073	$2.00	(3)	$1,784,146	(3)	$243.36
Ordinary Shares underlying April 2012 Warrants	892,073	$1.64	(5)	$1,463,000	(5)	$199.55
Ordinary Shares underlying November 2012 Warrants	499,748	$2.00	(5)	$999,495	(5)	$136.33
Ordinary Shares underlying August 2012 Warrants	232,558	$1.72	(5)	$400,000	(5)	$54.56
Total	3,500,510			$6,614,757		$902.25	(6)

(1) The Ordinary Shares will be represented by American Depositary Shares (“ADSs”), each of which currently represents two Ordinary Shares. A separate Registration Statement on Form F-6 (Registration No. 333-185197) has been filed for the registration of ADSs evidenced by American Depositary Receipts issuable upon deposit of the Ordinary Shares.

(2) The registrant is registering for resale, from time to time, up to 3,500,510 Ordinary Shares representing (a) 670,732 Ordinary Shares that may be issued pursuant to the conversion of certain original issue discount senior secured convertible notes (the “Notes”) and 670,732 Ordinary Shares that may be issued upon exercise of certain warrants to certain accredited institutional investors pursuant to a purchase agreement, dated April 4, 2012, by and among those investors and the registrant (the “April 2012 Warrants”), (b) 751,500 Ordinary Shares issued by the registrant and 375,750 Ordinary Shares that may be issued upon exercise of certain warrants to certain other accredited institutional investors pursuant to a purchase agreement, dated November 30, 2012 (the “November 2012 Warrants”), by and among those investors and the registrant, (c) 232,558 Ordinary Shares issued by the registrant and 232,558 Ordinary Shares that may be issued upon exercise of certain warrants to an accredited investor pursuant to a subscription agreement, dated August 29, 2012, by and among such investor and the registrant (the “August 2012 Warrants” and, together with the April 2012 Warrants and the November 2012 Warrants, the “Warrants”), and (d) an additional 566,680 shares pursuant to registration rights agreements among the registrant and the investors, which require the registrant to register the resale of up to 133% of the number of Ordinary Shares that have been issued to the investors and that may be acquired by those investors by converting the Notes and exercising their April 2012 Warrants and November 2012 Warrants. In the event of stock splits, stock dividends, or similar transactions involving the Ordinary Shares, the number of securities registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that the adjustment provisions of the Purchase Agreement require the registrant to issue more Ordinary Shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file an amendment to this registration statement to register those additional Ordinary Shares.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. The price per share and aggregate offering price are based on the recent sale of shares of the registrant’s Ordinary Shares at a price per share of $2.00 in a private placement that closed on November 30, 2012.

(4) Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

(5) Estimated solely for the purpose of calculating the registration fee based on the exercise price of the Warrants.

(6) Amount previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (the “Amendment”) to Registration Statement on Form F-1 (File No. 333-185247) filed by Morria Biopharmaceuticals PLC on December 3, 2012 is being filed solely for the purpose of filing Exhibit 5.1 to the Registration Statement.  Accordingly, this Amendment consists solely of the facing page, this explanatory note, Part II of the Registration Statement, Exhibit 5.1 and the signature page.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.  Indemnification of Directors, Officers and Employees

Our amended and restated memorandum and articles of association provide that, subject to the Companies Act, every person who is or was at any time a director or other officer (excluding an auditor) of our company may be indemnified out of the assets of our company against all costs, charges, expenses, losses or liabilities incurred by him in performing his duties or the exercise of his powers or otherwise in relation to or in connection with his duties, powers or office.

Traditionally, companies cannot exempt directors and auditors from, or indemnify them against, liability where they are negligent, in default, or in breach of duty or trust. The reason for this is that directors owe duties to their company and Parliament has considered in the past that, in the interests of shareholders, directors should have to face the consequences of their derelictions of duty.

This basic prohibition still stands but pursuant to the 2006 Act, companies can take advantage of a specific exemption to indemnify directors against liabilities to third parties, and can pay directors' costs of defense proceedings as they are incurred (subject to an obligation to repay if the defense is not successful). This was to address concerns that directors of companies with a US listing may face class actions in the US and to help alleviate (at least in the short term) the cost to directors of lengthy court proceedings. The key points of the 2006 Act are:

•           Companies may indemnify directors against the legal and financial costs of proceedings brought by third parties. This does not extend to the legal costs of unsuccessful defence of criminal proceedings, fines imposed by criminal proceedings and fines imposed by regulatory bodies;

•           Companies may pay directors' defence costs as they are incurred in civil or criminal cases, even if the action is brought by the company itself. However, a director in this situation will be required to pay any damages awarded to the company and to reimburse the company if he fails in his defence (unless the company has indemnified him in respect of his legal costs incurred in civil third party proceedings);

•           Pension trustee companies (and their associated companies) may indemnify a director of a qualifying pension scheme against liability incurred in connection with the company's activities as trustee of that scheme;

•           Companies may not provide indemnities to directors of UK-incorporated associated companies where it would be unlawful for that indemnity to be provided by the associated company;

•           Companies may indemnify officers other than directors;

•           Funds provided by the company to a director for these purposes are permitted under section 330 of the Companies Act 1985;

•           Any indemnities provided by a company will need to be disclosed in the directors' report and shareholders will be able to inspect any indemnification agreement;

•           A decision to indemnify directors under the new rules can be taken by a Company's board and no shareholder vote is required by the legislation; and

•           Shareholders may by ordinary resolution ratify an act of a director, although the votes of the relevant director or any person connected with him will not be counted.

          The registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the charter provision, by-law, contract, arrangements, statute or otherwise, the Company acknowledges that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.  Recent Sales of Unregistered Securities

The following information is furnished with regard to all securities issued by the registrant within the last three years that were not registered under the Securities Act. Unless otherwise indicated below, the issuance of such shares was deemed exempt from registration requirements of the Securities Act as such securities were offered and sold outside of the United States to persons who were neither citizens nor residents of the United States or such sales were exempt from registration under Section 4(2) of Securities Act. No underwriting discounts or commissions were paid with respect to any of the issuances listed below.

From January 1, 2009, through December 31, 2011, we have issued the following securities, none of which involved a change in voting rights attached to the securities at issue:

•	On January 6, 2009, we issued 227,505 ordinary shares at a price of £0.80 per share;

•	On June 3, 2009 we issued 79,092 ordinary shares at a price of £0.80 per share;

•	On October 8, 2009 we issued 103,500 ordinary shares at a price of £0.80 per share;

•	On May 26, 2010 we issued 10,000 ordinary shares at a price of £1.00 per share;

•	On August 12, 2010, we issued 190,778 ordinary shares at a price of £1.00 per share;

•	On April 21, 2011, we issued 21,528 ordinary shares from proceeds received by us in 2010 from the sale of such shares at a price of £1.00 per share ;

•	On April 21, 2011, we issued 396,923 ordinary shares at a price of $1.95 per share;

•	On April 21, 2011, we issued 15,000 ordinary shares upon the exercise of options at an exercise price of £0.01 per share;

•	On May 26, 2011, we issued 64,103 ordinary shares at a price of $1.95 per share; and

•	On August 5, 2011, we issued 39,472 ordinary shares at a price of $1.90 per share.

•	On January 16, 2012, we issued 79,000 ordinary shares at a price of $2.00 per share and warrants to purchase up to 79,000 ordinary shares at an exercise price of $2.00 per share, which warrants expire on January 16, 2017.

•	On February 12, 2012, we issued 86,000 ordinary shares at a price of $2.00 per share and warrants to purchase up to 76,000 ordinary shares at an exercise price of $2.00 per share, which warrants expire on February 12, 2017;

•	On February 12, 2012, we issued PCZL a warrant to purchase 309,492 ordinary shares at an exercise price of $2.00 per share, which warrant expires on February 12, 2017. This warrant was issued to PCZL in satisfaction of certain legal fees owed by the Company.

•	On March 19, 2012, we issued 12,500 ordinary shares at a share price of $2.00 per share and warrants to purchase up to 67,500 ordinary shares at an exercise price of $2.00 per share, which warrants expire on March 19, 2017.

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•	On April 4, 2012, we issued an aggregate of $1.1 million in original issue discount senior secured convertible notes and warrants to purchase up to an aggregate of 643,274 ordinary shares at an exercise price of $1.71, which warrants expire on April 4, 2017. On and after April 4, 2013, if a registration statement registering the ordinary shares underlying the warrants is not effective, the holders of the warrants may exercise their Warrants on a cashless basis. The offers, sales and issuances of the foregoing securities were deemed to be exempt from registration under the Securities Act in reliance on Rule 506 of Regulation D in that the issuance of securities to the accredited investors did not involve a public offering.

•	On April 26, 2012, we issued 47,500 ordinary shares at a price of $2.00 per share and granted warrants to purchase up to 92,500 ordinary shares at an exercise price of $2.00 per share, which warrants expire on April 26, 2017.

•	On May 22, 2012, we issued 10,000 ordinary shares at a price of $2.00 per share and granted warrants to purchase up to 10,000 ordinary shares at an exercise price of $2.00 per share, which warrants expire on May 22, 2017.

•	On June 20, 2012, we granted, pursuant to the ESOP, options to purchase up to 395,000 ordinary shares at an exercise price of $1.56 per share and options to purchase up to 15,000 ordinary shares at an exercise price of $2.00 per share.

•	On June 27, 2012, we issued 10,000 ordinary shares at a price of $2.25 per share and issued warrants to purchase up to 5,000 ordinary shares at an exercise price of $2.25 per share, which warrants expire on June 27, 2017 and options to purchase up to 2,988 ordinary shares at an exercise price of $1.75 per share.

•	On August 3, 2012, we issued 7,500 ordinary shares at a price of $2.00 per share and granted warrants to purchase up to 7,500 ordinary shares at an exercise price of $2.00 per share, which warrants expire on August 3, 2017.

•	As of June 14, 2012, all outstanding deferred shares have expired.

•	On August 29, 2012, we entered into a subscription agreement with Europa International Inc. pursuant to which we sold 232,558 ordinary shares and five-year warrants to purchase 232,558 ordinary shares at an exercise price of $1.72 per share for an aggregate purchase price of $400,000. As a result of such transaction, the conversion price and exercise price of the Notes and Warrants issued in the April 2012 Financing should be reduced to $1.64 per share in accordance with calculation performed by us pursuant to the anti-dilution provisions contained in the April 2012 Financing agreements.

•	On August 29, 2012, we issued 10,000 ordinary shares at a price of $2.00 per share and issued warrants to purchase up to 10,000 ordinary shares at an exercise price of $2.00 per share, which warrants expire on August 29, 2017.

•	On September 28, 2012, we issued 8,375 ordinary shares at a price of $2.00 per share and issued warrants to purchase up to 8,375 ordinary shares at an exercise price of $2.00 per share, which warrants expire on September 28, 2017. In addition, we issued 16,279 ordinary shares for financial advisory services to a consultant in relation with our financing in August 2012.

•	On November 30, 2012, we issued an aggregate of 751,500 units, each unit consisting of one Ordinary Share and one warrant to purchase one half of one share, at a price per unit of $2.00 for gross proceeds of $1,503,000. The warrants are to purchase up to an aggregate of 375,750 Ordinary Shares at an exercise price of $2.00, which warrants expire on November 30, 2017. On and after November 30, 2012, if a registration statement registering the Ordinary Shares underlying the warrants is not effective, the holders of the warrants may exercise their warrants on a cashless basis. We also issued to Garden State Securities, Inc. a warrant to purchase up to 90,180 Ordinary Shares at an exercise price of $2.00 per share, which warrant expires on November 30, 2017. The offers, sales and issuances of the foregoing securities were deemed to be exempt from registration under the Securities Act in reliance on Rule 506 of Regulation D in that the issuance of securities to the accredited investors did not involve a public offering.

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Item 8.  Exhibits and Financial Statement Schedules

(a)           Exhibits

See Exhibit Index.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, the registrant is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

(b)           Financial Statement Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the consolidated financial statements and related notes thereto.

Item 9.  Undertakings

(a)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 8 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3)

That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(5)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(6)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England on this 27th day of December, 2012.

MORRIA BIOPHARMACEUTICALS PLC

By:	/s/ Dr. Yuval Cohen
Dr. Yuval Cohen
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Mark S. Cohen	Executive Chairman of the Board (principal executive officer)	December 27, 2012
Mark S. Cohen

/s/ Dr. Yuval Cohen	President, Director	December 27, 2012
Dr. Yuval Cohen

/s/ Dov Elefant	Chief Financial and Operating Officer
Dov Elefant	(principal financial officer and principal accounting officer)	December 27, 2012

/s/ David Sidransky	Director	December 27, 2012
David Sidransky, M.D.

/s/ Johnson Lau	Director	December 27, 2012
Dr. Johnson Yiu-Nam Lau

/s/ Saul Yedgar	Director	December 27, 2012
Saul Yedgar, PhD.

/s/ Gilead Raday	Director	December 27, 2012
Gilead Raday

/s/ Amos Eiran	Director	December 27, 2012
Amos Eiran

/s/ Mark S. Cohen	Authorized United States Representative	December 27, 2012
Mark S. Cohen

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1*	Morria Biopharmaceuticals PLC, Memorandum of Association
2.2*	Morria Biopharmaceuticals PLC, New Articles of Association
2.3#	Form of Deposit Agreement among Morria Biopharmaceuticals PLC, Deutsche Bank Trust Company Americas, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder
2.4#	Form of American Depositary Receipt; the Form is Exhibit A of the Form of Depositary Agreement
4.1*	Exclusive License Agreement, dated as of November 27, 2002, by and between Morria Biopharmaceuticals, Inc. and Yissum Research Development Company of the Hebrew University of Jerusalem
4.2*	Agreement for the Rendering of Services, dated as of June 20, 2005, by and between Morria Biopharmaceuticals PLC and Yissum Research Development Company of the Hebrew University of Jerusalem
4.3*	Extension Agreement for Rendering of Services, dated as of June 20, 2006, by and between Morria Biopharmaceuticals PLC and Yissum Research Development Company of the Hebrew University of Jerusalem
4.4*	Second Extension Agreement for Rendering of Services, dated as of December 19, 2006, by and between Morria Biopharmaceuticals PLC and Yissum Research Development Company of the Hebrew University of Jerusalem
4.5*	Third Extension Agreement for Rendering of Services, dated as of June 17, 2007, by and between Morria Biopharmaceuticals PLC and Yissum Research Development Company of the Hebrew University of Jerusalem
4.6*	Fourth Extension Agreement for Rendering of Services, dated as of May 6, 2008, by and between Morria Biopharmaceuticals PLC and Yissum Research Development Company of the Hebrew University of Jerusalem
4.7*	Fifth Extension Agreement for Rendering of Services, dated as of February 22, 2011, by and between Morria Biopharmaceuticals PLC and Yissum Research Development Company of the Hebrew University of Jerusalem
4.8**	Director Agreement, dated as of June 16, 2005, between Morria Biopharmaceuticals PLC and Gilead Raday
4.9**	Amendment to Director Agreement, dated as of March 14, 2007, between Morria Biopharmaceuticals PLC and Gilead Raday
4.10**	Chairman Agreement, dated as of February 18, 2005, between Morria Biopharmaceuticals PLC and Mark Cohen
4.11**	Director Agreement, dated as of August 28, 2007, between Morria Biopharmaceuticals PLC and Dr. Johnson Lau
4.12**	Director Agreement, dated as of August 28, 2007, between Morria Biopharmaceuticals PLC and Dr. David Sidransky
4.13**	Director Agreement, dated as of February 21, 2005 between Morria Biopharmaceuticals PLC and Prof. Saul Yedgar
4.14*	Amendment to Director Agreement, dated as of March 14, 2007, between Morria Biopharmaceuticals PLC and Prof. Saul Yedgar
4.15*	Employment Agreement, dated as of June 1, 2007, between Dr. Yuval Cohen and Morria Biopharmaceuticals PLC
4.16*	Amendment to Employment Agreement, dated as of May 10, 2012, between Dr. Yuval Cohen and Morria Biopharmaceuticals PLC
4.17**	Consulting Agreement, dated as of February 21, 2005, between Morria Biopharmaceuticals PLC and Prof. Saul Yedgar

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4.18**	Employment Agreement, dated as of May 25, 2011, between Morria Biopharmaceuticals PLC and Prof. Saul Yedgar
4.19**	Consulting Agreement, dated as of June 28, 2007, between Morria Biopharmaceuticals PLC and Dr. Joseph Bondi
4.20**	Amendment to Consulting Agreement, dated as of May 27, 2009, between Morria Biopharmaceuticals PLC and Dr. Joseph Bondi
4.21*	Employment Agreement, dated as of January 11, 2012, between Dov Elefant and Morria Biopharmaceuticals PLC
4.22*	Consulting Agreement, dated as of December 15, 2010, among AGH Associates and Morria Biopharmaceuticals PLC
4.23*	Employment Agreement, dated as of July 1, 2012, between Dr. Alan Harris and Morria Biopharmaceuticals PLC
4.24*	Amended and Restated 2007 Stock Option Plan, dated April 26, 2012
4.25*	Second Amendment to Amended and Restated 2007 Stock Option Plan, dated June 20, 2012
4.26**	Securities Purchase Agreement dated April 3, 2012 by and between Morria Biopharmaceuticals PLC and the buyers listed on the Schedule of Buyers
4.27*	Form of Senior Secured Convertible Note
4.28**	Form of April 2012 Warrant
4.29*	Registration Rights Agreement dated April 4, 2012 by and between Morria Biopharmaceuticals PLC and the Buyers
4.30***	Security Agreement dated April 4, 2012 between Morria Biopharmaceuticals, Inc. and the Buyers
4.31*	Security Agreement dated April 4, 2012 between Morria Biopharmaceuticals PLC and the Buyers
4.32*	Subsidiary Guarantee
4.33**	Sub-License Agreement dated February 1, 2005
4.34**	Amendment, dated April 4, 2012, to Sub-License Agreement dated February 1, 2005
4.35**	Assignment and Assumption of Exclusive License Agreement, dated April 4, 2012, between Morria Biopharmaceuticals, Inc. and Iroquois Master Fund Ltd.
4.36***	Amendment No. 2 to Consulting Agreement, dated as of September 27, 2012, between Morria Biopharmaceuticals PLC and Dr. Joseph Bondi
4.37†	Form of Securities Purchase Agreement dated November 30, 2012 by and among Morria Biopharmaceuticals PLC and the buyers signatory thereto
4.38†	Form of Warrant dated November 30, 2012
4.39†	Registration Rights Agreement dated November 30, 2012 by and among Morria Biopharmaceuticals PLC and the Buyers signatory thereto
5.1	Opinion of Fladgate LLP
8.1*	List of subsidiaries
23.1	Consent of registered public accounting firm
23.2	Consent of Fladgate LLP (included in Exhibit 5.1 to this registration statement on Form F-1).
24.1	Power of Attorney (included on Signature Page)

*	Incorporated by reference to the registrant’s Registration Statement on Form 20-F (No. 000-54749) filed on June 28, 2012.
**	Incorporated by reference to the registrant’s Registration Statement on Form 20-F/A (No. 000-54749) filed on August 8, 2012.
***	Incorporated by reference to the registrant’s Registration Statement on Form 20-F/A (No. 000-54749) filed on September 27, 2012.
#	Incorporated by reference to the registrant’s Registration Statement on Form F-6 (No. 333-185197) filed on November 30, 2012
†	Previously Filed.

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